Exhibit 5.1

1271 Avenue of the Americas |New York, NY 10020

blankrome.com

December 5, 2022

Cadrenal Therapeutics, Inc.
822 A1A North, Suite 306
Ponte Vedra, Florida 32082

Re:	Cadrenal Therapeutics, Inc. Registration Statement on Form S-1

Dear Ladies & Gentlemen:

We have acted as U.S. securities counsel to Cadrenal Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form S-1 (File No. 333-267562) (as amended through the date hereof, the “Registration Statement”), which is comprised of a Public Offering Prospectus and a Resale Prospectus, relating to the registration by the Company of: (i) up to 1,610,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), (ii) warrants (the “Representative’s Warrants”) to purchase up to 96,600 shares of Common Stock of the Company to be issued to the Representative (as defined below) of the several Underwriters (as defined below) as additional compensation pursuant to the Underwriting Agreement (as defined below), (iii) shares of Common Stock issuable upon exercise of the Representative’s Warrants (the “Representative’s Warrant Shares”); and (iv) 1,704,783 shares of the Company’s common stock to be sold by the selling stockholders (the “Selling Stockholders”) identified in the Resale Prospectus (the “Selling Stockholder Shares”). The Shares, the Representative’s Warrants, the Representative’s Warrant Shares, and the Selling Stockholder Shares are collectively referred to as the “Securities.” The Securities are to be sold by the Company and by the Selling Stockholders. The Securities sold by the Company shall be pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into by and between the Company and Boustead Securities, LLC, as representative (the “Representative”) of the several underwriters named therein (the “Underwriters”), the form of which has been or will be filed as Exhibit 1.1 to the Registration Statement.

In our capacity as counsel to the Company, we have examined the original or certified copies of such records of the Company and such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other documents as we deem relevant and necessary as a basis for the opinions hereinafter expressed. In such examination we have assumed the genuineness of all signatures on original documents and the conformity to original documents of all copies submitted to us as conformed or photostat copies. As to various questions of fact material to such opinions, we have relied upon statements or certificates of officials and representatives of the Company and others.

Cadrenal Therapeutics, Inc.

December 5, 2022

With regard to our opinions concerning the Representative’s Warrants constituting valid and binding obligations of the Company:

1.	Our opinions are subject to, and may be limited by, (a) applicable bankruptcy, reorganization, insolvency, conservatorship, moratorium, fraudulent conveyance, debtor and creditor, and similar laws which relate to or affect creditors’ rights generally, and (b) general principles of equity (including, without limitation, concepts of materiality, reasonableness, impossibility of performance, good faith and fair dealing) regardless of whether considered in a proceeding in equity or at law.

2.	Our opinions are subject to the qualification that the availability of specific performance, an injunction or other equitable remedies is subject to the discretion of the court before which the request is brought.

3.	We express no opinion as to any provision of the Representative’s Warrants that: (a) provides for liquidated damages, buy-in damages, monetary penalties, prepayment or make-whole payments or other economic remedies to the extent such provisions may constitute unlawful penalties, (b) relates to advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitations, trial by jury, or procedural rights, (c) restricts non-written modifications and waivers, (d) provides for the payment of legal and other professional fees where such payment is contrary to law or public policy, (e) relates to exclusivity, election or accumulation of rights or remedies, (f) authorizes or validates conclusive or discretionary determinations, or (g) provides that provisions of the Representative’s Warrants are severable to the extent an essential part of the agreed exchange is determined to be invalid and unenforceable.

4.	We express no opinion as to whether a state court outside of the State of California or a federal court of the United States would give effect to the choice of California law or jurisdiction provided for in the Representative’s Warrant.

Based upon the foregoing, it is our opinion that:

1.	The Shares have been duly authorized for issuance and, when issued, delivered and paid for in accordance with the terms of the Underwriting Agreement, the Shares will be validly issued, fully paid and non-assessable.

2.	The Representative’s Warrants, when executed and delivered by the Company in accordance with and in the manner described in the Registration Statement, the Underwriting Agreement and the Representative’s Warrants, will constitute legal, valid and binding agreements of the Company.

Blank Rome LLP | blankrome.com

Cadrenal Therapeutics, Inc.

December 5, 2022

3.	The Representative’s Warrant Shares have been duly authorized for issuance and, when issued and sold by the Company and delivered by the Company and upon valid exercise thereof and against receipt of the exercise price therefor, in accordance with and in the manner described in the Registration Statement, the Underwriting Agreement and the Representative’s Warrants, will be validly issued, fully paid and non-assessable.

4.	With respect to the Selling Stockholder Shares:

a.

the 575,908 Selling Stockholder Shares that will be issued upon the conversion of convertible notes upon consummation of the Company’s initial public offering, pursuant to the terms of such convertible notes will be validly issued, fully-paid and nonassessable upon such conversion;

b.

the 600,000 Selling Stockholder Shares that will be issued pursuant to the terms of certain agreements on the effective date of the Company’s initial public offering will be validly issued, fully-paid and nonassessable upon such issuance in accordance with the terms of such agreements;

c.	the 250,000 Selling Stockholder Shares that will be issued upon the exercise of outstanding warrants held by two investors, such warrants to be exercised upon consummation of the Company’s initial public offering will be validly issued, fully-paid and nonassessable upon such issuance in accordance with the terms of such warrants; and

d.	the remaining 278,875 Selling Stockholder Shares are validly issued, fully-paid and nonassessable.

We are opining solely on all applicable statutory provisions of Delaware corporate law, including the rules and regulations underlying those provisions, all applicable provisions of the Delaware Constitution and all applicable judicial and regulatory determinations. This opinion is limited to the laws of the State of Delaware as in effect on the date hereof and as to the Representative’s Warrants constituting valid and legally binding obligations of the Company, the laws of the State of California as in effect on the date hereof and we express no opinion with respect to the laws of any other jurisdiction. We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. We also hereby consent to the use of our name as your counsel under “Legal Matters” in the Prospectus constituting part of the Registration Statement. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Securities Act or the General Rules and Regulations promulgated thereunder.

Very truly yours,

/s/ BLANK ROME
BLANK ROME LLP

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